Immediate Release

Media Contact:
Michael Sitrick
(US+) 1-310-788-2850 or mike_sitrick@sitrick.com

Analyst Contact:
Nate Franke, Chief Financial Officer
(US+) 1-714-430-6500 or nate.franke@resources-us.com

Resources Connection, Inc. Reports Third Quarter Results for Fiscal 2010

•	Gross margin improves to 38.6%
•	Loss of $0.11 per share includes $0.10 per share for tax valuation allowance and contingent consideration adjustment
•	Third quarter cash flow from operations improves to $6.7 million
•	Adjusted EBITDA improves to $7.4 million

IRVINE, Calif., March 31, 2010 – Resources Connection, Inc. (NASDAQ: RECN), a multinational professional services firm that provides to clients – through its operating subsidiary, Resources Global Professionals (“Resources”) – accomplished professionals in accounting and finance, risk management and internal audit, corporate advisory and strategic communications, information management, human capital, supply chain management and legal services, today announced financial results for its fiscal third quarter ended February 27, 2010.

Total revenue for the third quarter of fiscal 2010 was $125.3 million, up 3.1% on a sequential quarter basis and down 19.7% from the fiscal 2009 third quarter. Revenues in the U.S. were up 8.6% sequentially and down 15.0% quarter-over-quarter while international revenues decreased 10.9% sequentially and 31.4% quarter-over-quarter (down 9.1% sequentially and 34.8% quarter-over-quarter on a constant dollar basis).

“We were pleased to see revenues and pre-tax income improve for the second consecutive quarter,” said Tony Cherbak, chief operating officer.  “We expect to see sequential and quarter-over-quarter revenue growth in the fourth quarter as we close out our fiscal year.”

Gross margin was 38.6% in the third quarter of fiscal 2010, up 50 basis points from the second quarter of fiscal 2010 and 140 basis points from 37.2% in the comparable period of fiscal 2009.  The improvement stems in part from the Sitrick Brincko acquisition.  Selling, general and administrative expenses for the third quarter of fiscal 2010 were $44.1 million, down $100,000 from the second quarter of fiscal 2010 amount of $44.2 million (which included $600,000 of Sitrick Brincko Group acquisition costs).

The Company’s pre-tax income for the third quarter was $132,000, which includes a non-cash charge of $788,000 related to the adjustment of the estimated fair value of contingent consideration. The Company’s provision for income taxes during the third quarter was $5.1 million, including a non-cash tax charge of $3.9 million, to establish a valuation allowance against deferred tax assets in certain foreign locations.  For the nine months ended February 27, 2010, the pre-tax loss was $9.1 million and the tax provision was $5.0 million.

The Company’s net loss determined in accordance with generally accepted accounting principles (“GAAP”) for the third quarter ended February 27, 2010, was $5.0 million, or $0.11 per diluted share.  Included in the $0.11 loss per diluted share were non-cash charges totaling $0.09 per share for the tax valuation allowance and $0.01 per share related to the increase in the estimated fair value of contingent consideration.  This compares with GAAP net income for the third quarter ended February 28, 2009, of $2.1 million, or $0.05 per diluted share.

“Although we reported a GAAP loss for the third quarter that was largely comprised of a non-cash tax valuation charge, we continued to build cash from operations,” said Don Murray, chief executive officer of Resources.  “In a tough economic environment, we have had positive cash flow in six of our last seven quarters.”

Cash flow from operations and adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, stock based compensation and contingent consideration expense) were $6.7 million and $7.4 million, respectively, for the third quarter of fiscal 2010.

The Company’s net loss determined in accordance with GAAP for the first nine months ended February 27, 2010, was $14.1 million, or $0.31 per diluted share.  This compares with GAAP net income for the first nine months ended February 28, 2009, of $24.0 million, or $0.53 per diluted share.

ABOUT RESOURCES GLOBAL PROFESSIONALS

Resources Global Professionals, the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), is a multinational professional services firm that helps business leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise – finance and accounting, information management, internal audit, corporate advisory and strategic communications, human capital, legal services and supply chain management.

Resources Global was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 2,700 professionals, from more than 80 practice offices, annually serving 2,100 clients around the world.

Headquartered in Irvine, California, Resources Global has served 84 of the Fortune 100 companies.

The Company is listed on the NASDAQ Global Select Market, the exchange’s highest tier by listing standards. More information about Resources Global is available at http://www.resourcesglobal.com.

Resources will hold a conference call for interested analysts and investors at 5:00 p.m., ET today, March 31, 2010.  This conference call will be available for listening via a webcast on the Company’s website: http://www.resourcesglobal.com.

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.  In this press release, such statements include       the Company’s expectation of quarter over quarter revenue growth for the fourth quarter of the Company’s 2010 fiscal year. Such statements and all phases of Resources Connection’s operations are subject to known and unknown risks, uncertainties and other factors, including seasonality, overall economic conditions and other factors and uncertainties as are identified in our most recent Annual Report on Form 10-K and our other public filings made with the Securities and Exchange Commission (File No. 0-32113).  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Resources Connection’s, and its industry’s, actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  The Company undertakes no obligation to update the forward-looking statements in this press release.

###

RESOURCES CONNECTION, INC.
INCOME STATEMENT
(in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended

	February 27, 2010	February 28, 2009	February 27, 2010	February 28, 2009

	(unaudited)		(unaudited)

Revenue	$125,304	$155,989	$365,093	$553,527
Direct costs of services	76,949	97,988	225,245	340,576
Gross profit	48,355	58,001	139,848	212,951
Selling, general and administrative expenses (1)	44,101	50,803	139,981	161,696
Contingent consideration expense (2)	788	-	788	-
Operating (loss) income before amortization and depreciation (1), (2)	3,466	7,198	(921)	51,255
Amortization of intangible assets	1,360	271	2,191	928
Depreciation expense	2,152	2,185	6,523	6,788
Operating (loss) income (1), (2)	(46)	4,742	(9,635)	43,539
Interest income	(178)	(458)	(524)	(1,354)
(Loss) income before provision for income taxes (1), (2)	132	5,200	(9,111)	44,893
Provision for income taxes (3)	5,097	3,120	4,952	20,845
Net (loss) income (1), (2), (3)	$(4,965)	$2,080	$(14,063)	$24,048
Basic net (loss) income per share	$(0.11)	$0.05	$(0.31)	$0.53
Diluted net (loss) income per share	$(0.11)	$0.05	$(0.31)	$0.53
Basic shares	46,394	44,976	45,745	45,002
Diluted shares	46,394	45,390	45,745	45,760

RESOURCES CONNECTION, INC.
INCOME STATEMENT
(in thousands, except per share amounts)

EXPLANATORY NOTES

1.
Selling, general and administrative (“SG&A”) expenses for the nine months ended February 27, 2010 includes $7,000 of expenses related to the resignation of two senior executives during the first quarter, including the acceleration of recognition of compensation expense for employee stock option grants of $2,217. In addition, SG&A expenses include $3,186 and $4,212 of expense for the three months ended February 27, 2010 and February 28, 2009, respectively, related to non-cash compensation expense for all other employee stock option grants and employee stock purchases.

2.
Contingent consideration expense for the three and nine months ended February 27, 2010 is approximately $788,000, recognizing the change in the fair value of the contingent consideration liability associated with the acquisition of the Sitrick Brincko Group.

3.
The Company’s effective tax rate was 3,861% for the three months ended February 27, 2010 and 60.0% for the three months ended February 28, 2009.  For both fiscal periods, the accounting treatment under GAAP for the cost associated with incentive stock options and shares purchased through the Employee Stock Purchase Plan has caused volatility in the Company’s effective tax rate.  In addition, during the third quarter of fiscal 2010, the Company was unable to benefit from, or had limitations on the benefit of, tax losses in certain foreign jurisdictions.

RESOURCES CONNECTION, INC.
Reconciliation of Net Income to Adjusted EBITDA
(in thousands, except Adjusted EBITDA Margin)

	Quarter Ended		Nine Months Ended

	February 27, 2010	February 28, 2009	February 27, 2010	February 28, 2009

	(unaudited)		(unaudited)

Consolidated EBITDA and Adjusted EBITDA
Net (loss) income	$(4,965)	$2,080	$(14,063)	$24,048
Adjustments:
Amortization of intangible assets	1,360	271	2,191	928
Depreciation expense	2,152	2,185	6,523	6,788
Interest income	(178)	(458)	(524)	(1,354)
Provision for income taxes	5,097	3,120	4,952	20,845
EBITDA	3,466	7,198	(921)	51,255
Stock-based compensation expense	3,186	4,212	12,611	13,811
Contingent consideration expense	788	--	788	--
Adjusted EBITDA	$7,440	$11,410	$12,478	$65,066
Revenue	$125,304	$155,989	$365,093	$553,527
Adjusted EBITDA Margin	5.9%	7.3%	3. 4%	11.8%

RESOURCES CONNECTION, INC.
Reconciliation of Net Income to Adjusted EBITDA
(in thousands, except Adjusted EBITDA Margin)

The Company utilizes certain financial measures and key performance indicators that are not defined by, or calculated in accordance, with GAAP to assess our financial and operating performance.  A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

Adjusted EBITDA, a non-GAAP financial measure, is calculated as net income (loss) before amortization of intangible assets, depreciation expense, interest income, income taxes, stock-based compensation expense and contingent consideration expense.  Adjusted EBITDA Margin is calculated by dividing Revenue by Adjusted EBITDA.  We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful measures to our investors because they are financial measures used by management to assess the performance of our Company.  Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of financial performance or liquidity under GAAP and should not be considered in isolation or construed as substitutes for net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our profitability or liquidity.  These measures should be considered in addition to, and not as a substitute, or a superior measure to, net income, earnings per share, cash flows or other measures of financial performance prepared in accordance with GAAP.

RESOURCES CONNECTION, INC.
SELECTED BALANCE SHEET INFORMATION
(in thousands)

	February 27, 2010	May 30, 2009
	(unaudited)

Cash, cash equivalents and short-term investments	$138,015	$163,741
Accounts receivable, less allowances	$72,750	$68,157
Total assets	$474,580	$412,019
Current liabilities	$60,282	$68,451
Total stockholders’ equity	$353,679	$337,917